Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated March 13, 2009, between Far East Energy Corporation, a Nevada corporation (“Parent”), Far East Energy (Bermuda), Ltd., a Bermuda company (the “Company”), and Arrow Energy International Pte Ltd, a company organized under the laws of the Republic of Singapore (“Purchaser” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, the Company and Purchaser are executing a Farmout Agreement (the “Farmout Agreement”), whereby, subject to the terms and conditions thereof, the Company is assigning and transferring a 75.25% undivided interest in its rights and obligations under that certain Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Qinnan Area in Shanxi Province, Qinshui Basin, the People’s Republic of China dated April 16, 2002 between China United Coalbed Methane Corporation Ltd. and the Phillips China Inc. (the “Qinnan PSC”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, (i) the Company desires to sell and Purchaser desires to purchase and accept an Exchangeable Note, US$10,000,000 principal amount, in the form attached hereto as Exhibit A (the “Note”) and (ii) Parent desires to sell and Purchaser desires to purchase and accept a Warrant to purchase 7,420,000 shares of Parent’s common stock, par value $0.001 per share (“Common Stock”), in the form attached hereto as Exhibit B (the “Warrant”), along with certain additional rights (collectively, the “Transaction”); and

WHEREAS, the Purchaser expects to receive substantial direct and indirect benefits from the Company’s performance of its obligations under the Farmout Agreement; and

WHEREAS, the Purchaser is entering into the Transaction to facilitate the Company’s performance of its obligations under the Farmout Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, the Note and the Warrant, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Parent, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. For all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting a Person or his, her or its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign) (including, without limitation, the Commission), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” has the meaning set forth in the Preamble.

“Bankruptcy Code” has the meaning set forth in Section 3.3(e).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the completion of the transactions set forth in the second paragraph of the Recitals.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company’s Secretary Certificate” has the meaning set forth in Section 2.2(a).

“conservator” has the meaning set forth in Section 3.3(e).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Shares” means the shares of Common Stock issuable upon exchange of the Note.

“Farmor Representations and Warranties” means the representations and warranties given by the Company as the Farmor under section 6.1 of the Farmout Agreement.

“Farm-In Deadline” has the meaning set forth in the Farmout Agreement.

“Farmout Agreement” has the meaning set forth in the Recitals.

“Lien” means any security interest, pledge, hypothecation, mortgage, lien or encumbrance.

“Material Adverse Effect” has the meaning set forth in Section 3.1(a).

“New York Courts” has the meaning set forth in Section 5.8.

“Note” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Preamble.

“Parent’s Secretary Certificate” has the meaning set forth in Section 2.2(b).

“Parties” has the meaning set forth in the Preamble.

“Permits” has the meaning set forth in Section 3.3(f).

“Person” means an individual or corporation, partnership, company, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” has the meaning set forth in Section 3.2(e).

“Purchaser” has the meaning set forth in the Preamble.

“Qinnan PSC” has the meaning set forth in the Recitals.

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof between Parent and Purchaser in the form attached hereto as Exhibit C.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.2(f).

“Securities” means the Note, the Exchange Shares, the Warrant and the Warrant Shares.

“Securities Act” has the meaning set forth in the Recitals.

“Subsidiary” means any corporation, partnership, company, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or other entity of any kind controlled by Parent directly or indirectly through one or more intermediaries.

“Transaction Documents” means this Agreement, the Note, the Warrant and the Registration Rights Agreement.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Warrant” has the meaning set forth in the Recitals.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. Concurrently with the execution of this Agreement, Purchaser is purchasing from the Company, and the Company is issuing, selling and delivering to Purchaser, for the consideration specified herein, the Note and, as further inducement to Purchaser, Parent is issuing and delivering the Warrant and giving the guarantee set forth in the Note.

2.2 Closing Deliveries.

(a) Concurrently with the execution of this Agreement, the Company is delivering or causing to be delivered to Purchaser the following:

(i) the Note, duly executed by the Company; and

(ii) a certificate, executed by the Secretary of the Company (the “Company’s Secretary Certificate”) and dated as of the date hereof, certifying (A) as to the incumbency of the individuals executing this Agreement on the Company’s behalf, (B) that attached to such certificate is a true and complete copy of resolutions that have been duly and validly adopted by the Board of Directors of the Company evidencing the authorization of the execution and delivery of the Transaction Documents to which it is a party and the consummation of the Transactions in which it is participating, (C) that attached to such certificate is a copy of the Company’s Memorandum of Association and Bye-Laws and (D) that attached to such certificate is a true and complete copy of the Company’s Register of Noteholders reflecting Purchaser’s ownership of the Note.

(b) Concurrently with the execution of this Agreement, Parent is delivering or causing to be delivered to Purchaser the following:

(i) the Warrant, duly executed by Parent;

(ii) the Note, duly executed by Parent solely for the purposes stated therein;

(iii) the Registration Rights Agreement, duly executed by Parent; and

(iv) a certificate, executed by the Secretary of Parent (the “Parent’s Secretary Certificate”) and dated as of the date hereof, certifying (A) as to the incumbency of the individuals executing this Agreement on Parent’s behalf, (B) that attached to such certificate is a true and complete copy of resolutions that have been duly and validly adopted by the Board of Directors of Parent evidencing the authorization of the execution and delivery of the Transaction Documents to which it is a party and the consummation of the Transactions in which it is participating and (C) that attached to such certificate is a copy of Parent’s Articles of Incorporation and Amended and Restated Bylaws.

(c) Concurrently with the execution of this Agreement, Purchaser is delivering to the Company the following:

(i) US$10,000,000 by wire transfer in immediately available funds to an account previously designated by the Company;

(ii) the Note, duly executed by Purchaser;

(iii) the Registration Rights Agreement, duly executed by Purchaser; and

(iv) a certificate, executed by the Secretary of Purchaser and dated as of the date hereof, certifying (A) as to the incumbency of the individuals executing this Agreement on Purchaser’s behalf and (B) that attached to such certificate is a true and complete copy of resolutions that have been duly and validly adopted by the Board of Directors of Purchaser (or similar governing body) evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Transactions.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Purchaser:

(a) Organization and Qualification. The Company is a company duly formed, validly existing and in good standing under the laws of Bermuda, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of the Transaction Documents, (ii) a material and adverse effect on the business, owner’s equity, results of operations or position, financial or otherwise, of Parent and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s or Parent’s ability to perform on a timely basis its obligations under the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the Transactions in which it is participating. The execution and delivery of, and performance of its obligations under, each of the Transaction Documents to which it is a party by the Company and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents to which it is a party has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflicts. The execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party by the Company and the consummation by the Company of the Transactions do not and will not (i) conflict with or violate any provision of the Company’s Memorandum of Association, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Issuance of the Note. After giving effect to the payment of funds provided for in Section 2.2(c)(i), the Note has been duly authorized and issued and is free and clear of all Liens.

(e) Farmor Representations and Warranties. The Company agrees that the Farmor Representations and Warranties shall form part of this Agreement as though the Farmor Representations and Warranties are restated in full in this Agreement and shall be treated for the purposes of this Agreement as representations and warranties given by the Company under this Agreement.

3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to Purchaser as follows:

(a) Organization and Qualification. Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Parent is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization; Enforcement. Parent has the requisite corporate power and authority to enter into and to consummate the Transactions in which it is participating. The execution and delivery of, and performance of its obligations under, each of the Transaction Documents to which it is a party by Parent and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and its stockholders. Each of the Transaction Documents to which it is a party has been duly executed by Parent and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflicts. The execution and delivery of, and performance of its obligations under, the Transaction Documents to which it is a party by Parent and the consummation by Parent of the Transactions do not and will not (i) conflict with or violate any provision of Parent’s Articles of Incorporation, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which Parent or any Subsidiary is a party or by which any property or asset of Parent or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Parent or a Subsidiary is subject (including United States federal and state securities laws and regulations), or by which any property or asset of Parent or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Issuance of the Securities; Reservation of Shares. After giving effect to the payment of funds provided for in Section 2.2(c)(i), the Warrant has been duly authorized and issued and is free and clear of all Liens. Upon issuance or conversion in accordance with the Note and Warrant, the Exchange Shares and the Warrant Shares, as applicable, will be duly authorized and validly issued in accordance with all applicable laws, fully paid and nonassessable and free and clear of all Liens. Parent has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.

(e) Capitalization. The authorized capital stock of Parent consists solely of 500,000,000 shares of Common Stock and 500,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date hereof: (i) 161,292,282 shares of Common Stock are issued and outstanding, (ii) 23,938,722 shares of Common Stock are reserved for future issuance pursuant to outstanding stock options and warrants and (iii) no shares of Preferred Stock are issued and outstanding.

(f) SEC Reports; Financial Statements. Parent has filed all reports required to be filed by it under the Exchange Act during the twelve months prior to the date hereof, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials including all exhibits and schedules thereto, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The consolidated financial statements of Parent and the Subsidiaries and the related notes thereto included in the SEC Reports present fairly, in all material respects, the financial position of Parent and the Subsidiaries (on a consolidated basis) as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end adjustments. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be otherwise specified in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements.

(g) Litigation. There is no Action, whether pending or, to the best of Parent’s knowledge after due inquiry of such employees of Parent or the Company as are reasonably likely to possess such information, threatened, to which Parent or any Subsidiary is a party which (i) adversely affects or challenges the legality, validity or enforceability of the Transaction Documents or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(h) Indebtedness. Except for intercompany indebtedness among Parent and the Subsidiaries, none of Parent and the Subsidiaries has any indebtedness for borrowed money. No indebtedness for borrowed money or equity securities of Parent or any Subsidiary are senior to or rank pari passu with the Note in right of payment from the Company, whether in respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(i) Dividends. Parent has not paid or set aside for payment any dividends or other distributions in respect of its shares or other securities except as disclosed in the SEC Reports.

3.3 Representations, Warranties and Agreements of the Company and Parent. The Company and Parent hereby jointly and severally represent and warrant to, and agree with, the Purchaser:

(a) Private Sale. None of the Company, Parent or any of their Affiliates, nor any Person acting on its or their behalf, has offered or will offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. Assuming the accuracy of Purchaser’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws (including, without limitation, the registration requirements of Section 5 of the Securities Act), and none of the Company, Parent or any of their Affiliates, nor any Person acting on its or their behalf, will take any action hereafter that would cause the loss of such exemption. Any notices required to be filed under federal and state securities and blue sky laws prior to or subsequent to the Closing have been or shall be filed on a timely basis prior to or as so required.

(b) Disclosure. None of the representations or warranties of the Company or Parent contained herein or in the Farmout Agreement, none of the information contained in the Company’s Secretary Certificate or the Parent’s Secretary Certificate, and, to the actual knowledge of the Company and Parent, none of the other documents furnished to Purchaser or any of its representatives by the Company or Parent or their representatives pursuant to this Agreement or for the purpose of the Purchaser’s assessment of the merits and risks of its purchase of the Securities, contains any untrue statement of a material fact. The SEC Reports did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) Filings, Consents and Approvals. Neither the Company nor Parent is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (other than any governmental approvals to be obtained pursuant to Section 3.1 of the Farmout Agreement) or other Person in connection with the execution and delivery by the Company or Parent of the Transaction Documents to which it is a party, respectively, and the consummation of the Transactions in which they are participating, other than filings required by federal and state securities laws or any filings required under the Registration Rights Agreement, which shall be made within the time prescribed by law or by contract, as applicable.

(d) Investment Company Act. None of the Company, Parent or any Subsidiary is or will be required after the Closing to register as an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(e) Solvency. Neither Parent nor the Company has commenced a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” (the “Bankruptcy Code”); to the best knowledge of Parent and the Company, no involuntary case has been commenced against Parent or the Company under the Bankruptcy Code; to the best knowledge of Parent and the Company, no custodian (as defined in the Bankruptcy Code) has been appointed for, or taken charge of, all or substantially all of the property of Parent or the Company; neither Parent nor the Company has commenced (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law; to the best knowledge of Parent and the Company, no case has been commenced against Parent or the Company for the appointment of a conservator of itself or all or any substantial portion of its property under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law; neither Parent nor the Company has been adjudicated insolvent or bankrupt; to the best knowledge of Parent and the Company, no order of relief or other order approving any such case or proceeding has been entered by any court of competent authority; and neither Parent nor the Company has made a general assignment for the benefit of creditors. Upon consummation of the Transactions, Parent and the Subsidiaries, taken as a whole, will be able to pay their existing ascertained debts and liabilities as of the date hereof, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

(f) Compliance with Laws. None of Parent and the Subsidiaries is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except for such violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect. Each of Parent and the Subsidiaries has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses as presently conducted in the manner described in the SEC Reports, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Each of Parent and the Subsidiaries

has fulfilled and performed all its obligations with respect to the Permits, except to the extent that failure to fulfill or perform any such obligations would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Parent after due inquiry, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by any of Parent and the Subsidiaries at, upon or from any of the property now or previously owned or leased by it in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect or as set forth in, or specifically contemplated by, the SEC Reports; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any of Parent and the Subsidiaries or with respect to which Parent has knowledge of, or would reasonably be expected to have knowledge of, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(g) Production Sharing Contracts. The Qinnan PSC and that certain Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd. and Phillips China Inc., each as amended prior to the date hereof, are in full force and effect and no notice of default, termination, or breach thereunder has been received by the Company nor, to the best knowledge of the Company, any other party thereto.

3.4 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company and Parent as follows:

(a) Organization; Authority. Purchaser is a company duly organized, validly existing and in good standing under the laws of the Republic of Singapore with the requisite corporate power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations hereunder. The execution and delivery of, and performance of its obligations under, this Agreement by Purchaser and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed by Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Investment Intent. Purchaser is or will be, as applicable, acquiring the Securities as principal for its own account for investment purposes only, not as a nominee or agent, and not with a view to any resale or distribution (within the meaning of the Securities Act) of such Securities or any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, without prejudice, however, to Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Exchange Shares or Warrant Shares under an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act, in each case in compliance with applicable federal and state securities laws. Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

(c) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on the date on which it exercises the Warrant it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser acknowledges that an investment in the Shares involves a degree of risk. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment and has adequate means to provide for its current needs and other contingencies and to withstand the loss of the entire investment in the Securities and has no need for liquidity with respect to the investment in the Securities. Purchaser has determined that the Securities are a suitable investment for itself, both in the nature and number of Securities being acquired.

(e) General Solicitation. Purchaser acknowledges that it has not purchased the Securities as a result of any “general solicitation” or “general advertising” (within the meaning of Rule 502(c) under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine, on a web site or in or on any similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(f) No Offering Document. Purchaser understands that no disclosure or offering document has been or will be prepared in connection with the offer and sale of the Securities.

(g) Access to Information. Purchaser acknowledges that it has access to all SEC Reports, along with other materials prepared by Parent and delivered to Purchaser, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense.

(h) Reliance. Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act; (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and Purchaser hereby consents to such reliance and (iii) such representations shall survive the execution and delivery of this Agreement.

(i) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Residency. Purchaser is not a resident of the United States.

(k) Compliance. Purchaser has taken no action to permit an offering of the Securities in any jurisdiction, and it will not offer or sell or extend any invitation to buy any of the Securities which it may acquire in any jurisdiction or in any circumstances in which such offer or sale is not authorized or to any person to whom it is unlawful to make such offer, sale or invitation, except under circumstances that will result in compliance with applicable laws and/or regulations.

(l) Ownership of Common Stock. As of the date hereof, none of Purchaser and its Affiliates, or any Person with whom or which any of the foregoing may be deemed to be acting in concert with respect to Parent or its Common Stock, owns any Common Stock.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Restricted Securities.

(a) The Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Securities may only be disposed of (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company, in the case of the Note, or to Parent, in the case of the Warrant, the Exchange Shares and the Warrant Shares, or (iii) pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in all cases in compliance with any applicable state securities laws.

(b) Certificates evidencing the Securities will contain the following legend, so long as is required by Section 4.1(c):

[THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER] [THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER] [THE SECURITIES REPRESENTED BY THIS INSTRUMENT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO AND QUALIFIED BY APPLICABLE STATE AUTHORITIES, OR AN OPINION OF LEGAL COUNSEL IS DELIVERED TO THE ISSUER STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(c) The legend set forth above shall be removed and Parent shall issue or cause to be issued a certificate without such legend to the holder of the Securities upon which it is stamped, unless additional actions are required by state securities laws, within ten (10) business days after satisfaction or waiver of the following conditions: (i) there shall be an effective registration statement under the Securities Act covering the resale of the Securities, (ii) in connection with such sale, assignment or other transfer, such holder provides Parent with an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that such sale, assignment or transfer of Securities may be made without registration under the applicable requirements of the Securities Act or (iii) such holder provides Parent with assurances reasonably satisfactory to Parent that the Securities can be sold, assigned or transferred pursuant to Rule 144. Neither Parent or the Company may make any notation on its records or give instructions to any transfer agent that enlarge the restrictions on transfer set forth in this Section 4 except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the date hereof.

4.2 Furnishing of Information; Information Rights. As long as Purchaser owns the Securities, Parent covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all SEC Reports. In furtherance of the foregoing, Parent shall make available to Purchaser or file with the Commission via the EDGAR system: (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of Parent, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, audited and certified by independent registered public accounting firm selected by Parent and (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Parent, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with United States generally accepted accounting principles (except that the financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with United States generally accepted accounting principles). Parent covenants that (a) at all times it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will comply with the current public information requirements of Rule 144 under the Securities Act; and (b) at all such times as Rule 144 is available for use by the Purchaser, Parent will furnish the Purchaser upon reasonable request with all information required to permit the Investor to sell securities of the Company to the public without registration or pursuant to Rule 144.

4.3 Standstill.

(a) Purchaser agrees that, for a period of two (2) years from the date of this Agreement, unless specifically invited in writing by Parent, neither Purchaser nor any of its Affiliates will, directly or indirectly: (i) effect or seek to effect, or announce any intention to effect or in any way encourage any other Person to effect or seek to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of Parent or any Subsidiary, (B) any tender or exchange offer, merger or other business combination involving Parent, any Subsidiary or assets of Parent or the Subsidiaries constituting a significant portion of the consolidated assets of Parent and the Subsidiaries, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Parent or any Subsidiary, other than in connection with Purchaser exercising any of its rights under any of the Transaction Documents, or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consent to vote any voting securities of Parent or any Subsidiary (other than in connection with a solicitation by Parent or its Board of Directors); (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to Parent; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management or Board of Directors of Parent; (iv) take any action which would reasonably be expected to force Parent to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing; provided, however, that nothing in this Section 4.3(a) will prohibit or otherwise restrict the Transactions, Purchaser’s satisfaction of contractual obligations to Royal Dutch Shell PLC or its subsidiaries existing as of the date hereof and as described in Section 5.1(C) of the Farmout Agreement, any sale of Common Stock by Purchaser or the passive ownership by Purchaser of not more than 19.9% of the outstanding Common Stock in the aggregate through one or more transactions. If at any time during such period, Purchaser or any of its Affiliates is approached by any third party concerning any transaction involving any assets, indebtedness or business of, or securities issued by, Parent or any Subsidiary, Purchaser will promptly inform Parent of the nature of such transaction and the parties involved.

(b) Notwithstanding anything to the contrary contained in this Section 4.3, if at any time Parent consents to the taking of any action referred to in clauses (i)(B) through (i)(D), (ii) or (iii) of Section 4.3(a) by one or more third parties, Parent shall be deemed to have provided identical consent to Purchaser and its Affiliates, and this Section 4.3 shall be of no force or effect with respect to such consented-to actions during the pendency of such actions.

(c) Notwithstanding anything to the contrary contained in this Section 4.3, if at any time a third party does any of the acts referred to in Section 4.3(a)(i)(B) or (C) and Section 4.3(b) does not apply, none of Purchaser and its Affiliates will be prohibited from taking any actions set forth in Sections 4.3(a)(i)(B) or (C) during the pendency of such acts, provided that Purchaser shall provide Parent with written notice of any such action, including a reasonably detailed description thereof, at least 72 hours prior to taking such action.

4.4 Incurrence of Indebtedness. For so long as the Note is issued and outstanding, Parent and the Subsidiaries will not, directly or indirectly, create, assume, guarantee or otherwise become liable for any indebtedness for borrowed money that ranks senior to or pari passu with the Note in right of payment from the Company.

4.5 Use of Proceeds. Until the Farm-In Deadline, the Company shall set aside US$2,000,000 of the net proceeds from the sale of the Securities hereunder to be used exclusively to satisfy its existing exploration and development commitments in connection with the Qinnan PSC.

4.6 Parent’s Obligations Under the Note. Parent shall be bound by the terms of Sections 5 and 6 of the Note, and all capitalized terms used but not defined, as if it were an original signatory thereto. Parent shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the exchange of the Note, such number of shares of Common Stock free of preemptive rights as shall from time to time be sufficient to effect the exchange of the Note in accordance with its terms. Parent shall, in accordance with the laws of the State of Nevada, increase its authorized number of shares of Common Stock if at any time the number of shares available for issuance shall not be sufficient to permit the exchange of the Note in accordance with its terms.

4.7 Regulation D Filings. Each of the Company and Parent will file on a timely basis all notices of sale required to be filed with the Commission pursuant to Regulation D under the Securities Act with respect to the Transactions and simultaneously furnish copies of each report to the Purchaser.

4.8 Public Announcements. Promptly following the execution of this Agreement, each of the Parties shall issue a press release regarding the Transactions in the form agreed upon by the Parties.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

5.2 Entire Agreement. The Transaction Documents contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central Time) on any date and earlier than 11:59 p.m. (Central Time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given. The addresses for such notices and communications shall be as follows:

If to the Company:	Far East Energy (Bermuda), Ltd. Clarendon House 2 Church Street
Hamilton HM 11 Bermuda Fax: +1-441-279-5390
Attention: Scott Davis

with a copy to:	Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue Dallas, Texas 75201
USA
Fax: +1-214-978-3099 Attention: Amar Budarapu, Esq.

If to Parent:	Far East Energy Corporation 363 N. Sam Houston Parkway East Suite 380
Houston, Texas 77060
USA
Fax: +1-832-598-0479 Attention: Chief Executive Officer

with a copy to:	Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue Dallas, Texas 75201
USA
Fax: +1-214-978-3099 Attention: Amar Budarapu, Esq.

If to Purchaser:	Arrow Energy International Pte Ltd
International Operations HQ
152 Beach Road, #19-05 The Gateway East
Singapore (189721)
Fax: +65-6294-6904
Attention: Nick Davies and Eytan Uliel

with a copy to:	HopgoodGanim Lawyers
Level 8, Waterfront Place,
1 Eagle Street, Brisbane
QLD 4000, Australia
Fax: +617 3024 0028
Attention: Michael Hansel, Partner

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against either Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions of the Transaction Documents.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties; provided that Purchaser may assign this Agreement to any of its Affiliates in connection with a valid assignment of the Note.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, AND ALL DISPUTES AND CONTROVERSIES ARISING HEREFROM AND THE TRANSACTIONS, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW, EXCEPT TO THE EXTENT THAT THE CORPORATE LAWS OF THE STATE OF NEVADA APPLY PURSUANT TO THE “INTERNAL AFFAIRS DOCTRINE” OR WITH RESPECT TO THE ISSUANCE OF SECURITIES. EACH PARTY AGREES THAT ALL ACTIONS CONCERNING THE INTERPRETATION, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS (WHETHER BROUGHT AGAINST A PARTY OR ITS RESPECTIVE AFFILIATES, EMPLOYEES OR AGENTS) MAY BE COMMENCED IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, NEW YORK (THE “NEW YORK COURTS”).

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE NEW YORK COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY ACTION, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH NEW YORK COURT, OR THAT SUCH ACTION HAS BEEN COMMENCED IN AN IMPROPER OR INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH ACTION BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the effective time of this Agreement.

5.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

5.11 Execution. This Agreement may be executed in two or more counterparts, each of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by electronic mail in Portable Document Format, such signature shall create a valid and binding obligation of the Person executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12 Further Assurances. Each Party shall, and shall cause its Affiliates to, cooperate and take such actions as may be reasonably necessary to cause the Farm-In Conditions (as defined in the Farmout Agreement) to be satisfied on or before the Farm-In Deadline.

[Remainder of page intentionally left blank; signatures appear on following page(s)]

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first indicated above.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chairman

ARROW ENERGY INTERNATIONAL PTE LTD

By:	/s/ Nick Davies
Nick Davies
Director

[Signature page to Securities Purchase Agreement]